Exhibit 10.15(a)

GRANITE BROADCASTING CORPORATION

MANAGEMENT STOCK PLAN

As Amended and Restated January 1, 2003

1.                                      Purpose.

The purpose of this plan is to keep senior executives of experience and ability in the employ of Granite Broadcasting Corporation and to compensate them for their contributions to the growth and profits of the Company and its Subsidiaries and thereby induce them to continue to make such contributions in the future.

2.                                      Definitions.

For purposes of this Plan, the following terms will have the definitions set forth below:

(a)                                  “Award” shall mean a Bonus Share award or a Performance Award determined in accordance with the terms of the Plan.

(b)                                 “Board” shall mean the Company’s Board of Directors.

(c)                                  “Bonus Shares” shall mean the shares of Common Stock (Nonvoting) of the Company reserved pursuant to Section 3 of the Plan that are awarded to a Participant pursuant to Section 6 of the Plan.

(d)                                 “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e)                                  “Committee” shall mean a committee of at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are “non-employee directors” within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and who are also “outside directors” within the meaning of Section 162(m) of the Code.

(f)                                    “Common Stock (Nonvoting)” shall mean the common stock (Nonvoting), par value $0.01 per share, of the Company.

(g)                                 “Company” shall mean Granite Broadcasting Corporation.

(h)                                 “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(i)                                     “Effective Date” shall have the meaning set forth in Section 16 of the Plan.

(j)                                     “Eligible Employee” shall have the meaning set forth in Section 7(a) of the Plan.

(k)                                  “Fair Market Value” per share of Common Stock (Nonvoting) as of a particular date shall mean (i) the last reported sale price of a share of Common Stock (Nonvoting) on the Nasdaq Small Cap Market or such other national quotation system or exchange on which the Common Stock (Nonvoting) is then trading on the last trading date immediately prior to such date or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; or (ii) if the Company’s Common Stock (Nonvoting) is not listed or admitted to trading on any national quotation system or exchange on such date, the Fair Market Value shall be the value established by the Board in good faith.

(l)                                     “Participant” shall mean an Eligible Employee to whom Bonus Shares or Performance Awards are allocated under this Plan.

(m)                               “Performance Award”  shall have the meaning set forth in Section 4 of the Plan.

(n)                                 “Performance Goals” shall mean or may be expressed in terms of any one or more of the following business criteria:  revenue; earnings before interest, taxes, depreciation and amortization; funds from operations; funds from operations per share; operating income; pre or after tax income; cash available for distribution; cash available for distribution per share; net earnings; earnings per share; return on equity; return on assets; share price performance; improvements in the Company’s attainment of expense levels; implementing or completion of critical projects, including, without limitation, improvement in the Company’s credit and/or achieving debt refinance; or improvement in cash-flow (before or after tax).  A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, Subsidiaries, acquired businesses, minority investments, partnerships or joint ventures.

(o)                                 “Performance Objective” shall mean the level or levels of performance required to be attained with respect to specified Performance Goals in order for a Participant to become entitled to specified rights in connection with an Award.  The Committee may provide for adjustments to performance to eliminate the effects of changes for restructuring, extraordinary items, discontinued operations, other non-recurring charges, the cumulative effects of accounting changes, each as defined in United States Generally Accepted Accounting Principles, that occur during a Performance Period, in each case, to preserve the economic intent of any Performance Award; provided, that, with respect to Performance Awards granted to Covered Employees, any such adjustments shall only be made to the extent that the Award will still qualify as “performance-based compensation” under Section 162(m) of the Code.

(p)                                 “Performance Period” shall mean the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Participant’s entitlement to receive payment of an Award.

(q)                                 “Plan” shall mean the Granite Broadcasting Corporation Management Stock Plan.

(r)                                    “Subsidiary” or “Subsidiaries” shall mean a corporation or corporations of which the Company owns, directly or indirectly, shares having a majority of the ordinary voting power for the election of directors.

3.                                      Share Reserve.

(a)                                  Share Reserve for Bonus Shares and Performance Awards.  The Company will establish a Bonus Share and Performance Award reserve to which will be credited 2,000,000 shares of the Common Stock (Nonvoting) of the Company. Should such shares, due to a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares then remaining in the reserve shall be appropriately adjusted to reflect such action. If any such adjustment results in a fractional share, the fraction shall be disregarded.

(b)                                 Adjustments to Reserve. Upon the allocation of shares hereunder, the reserve will be reduced by the number of shares so allocated and, upon the forfeiture of any previously allocated shares, the reserve shall be increased by such number of shares, and such shares may again be the subject of allocations hereunder.

(c)                                  Payment of Bonus Shares or Performance Awards.  The Committee shall in its sole discretion determine the distribution of Performance Awards and Bonus Shares, both of which, to the extent payable in shares of Common Stock (Nonvoting), may be paid from authorized but unissued shares or from treasury shares.  All authorized and unissued shares of Common Stock (Nonvoting) issued in settlement of Bonus Shares or Performance Awards in accordance with the Plan shall be fully paid and non-assessable shares and free from preemptive rights.

4.                                      Awards.

Awards under the Plan may consist of (i) Bonus Shares or (ii) stock or cash Awards based on achievement of Performance Goals (“Performance Awards”).  Awards shall be subject to the terms and conditions of the Plan and, in accordance with Section 8(a), may be evidenced by an agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.                                      Performance Awards.

(a)                                  Types of Performance Awards.  The Committee may grant Performance Awards to Eligible Employees in the form of (i) actual shares of Common Stock (Nonvoting), (ii) Common Stock (Nonvoting) units having a value equal to an identical number of shares of Common Stock (Nonvoting) or (iii) cash.  In the event that a share certificate is issued in respect of a Performance Award before such Award is earned, such certificate shall be registered in the name of the Participant, but shall be held by the Company until the time the shares issued pursuant to a Performance Award are earned.  The vesting or exercise of a Performance Award may be conditioned on any combination of the achievement of one or more Performance Objectives as the Committee shall determine at the time of grant.  The length of any Performance Period shall be determined by the Committee in its sole discretion.  The Committee shall also determine in its sole discretion whether Performance Awards shall be paid in cash, shares of Common Stock (Nonvoting), or a combination of cash and shares of Common Stock

(Nonvoting), based on the Fair Market Value of the Common Stock (Nonvoting) on the date the Award is earned.

(b)                                 Performance Objectives. With respect to each Performance Award, the Committee shall establish the Performance Objective consisting of one or more business criteria permitted as Performance Goals hereunder, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the Participant will be entitled to upon achievement of such levels of performance.  The Performance Objective shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed.  More than one Performance Goal may be incorporated in a Performance Objective, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other.  Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code.  Performance Objectives may differ for Performance Awards granted to any one Participant or to different Participants.  A Performance Award to a Participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the Participant’s termination of service prior to the end of the Performance Period for any reason, such Performance Award will be payable only (i) if the applicable Performance Objectives are achieved and (ii) to the extent, if any, as the Committee shall determine.

(c)                                  Certification.  Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the Performance Objectives and other material terms of the Performance Award have been achieved or met.  Unless the Committee determines otherwise, Performance Awards shall not be settled until the Committee has made the certification specified under this Section 5(c).

(d)                                 Adjustment.  The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to the Performance Award to a Covered Employee, notwithstanding the achievement of specified Performance Objectives.

(e)                                  Maximum Amount Payable.  With respect to all Performance Periods ending in any one calendar year, the  maximum amount which may be earned by any single Participant under all Performance Awards granted under the Plan shall be limited to $3,500,000.  In applying this annual limit with respect to any Performance Award that is not entirely settled in cash, the Fair Market Value of any shares of Common Stock (Nonvoting) or other property earned by a Participant shall be measured as of the close of the applicable Performance Period.

6.                                      Bonus Shares.

Subject to such performance and employment conditions as the Committee may determine, Bonus Shares may be granted by the Committee to Eligible Employees under the Plan.  Any Bonus Shares granted under this Section 6 may be forfeited to the extent so provided in the Award agreement, as determined by the Committee.  Payment of Bonus Share Awards made under this Section 6, which are based on the value of Common Stock (Nonvoting), may be settled in Common Stock (Nonvoting) or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock (Nonvoting) on the date of payment), all as determined by the Committee in its sole discretion. Any such cash payment shall be made to the Participant as of the date or dates on which the Award vests and/or becomes payable, and shall be equal to the Fair Market Value of the shares of Common Stock (Nonvoting) of the Company underlying the vesting portion of such Award that is being settled in cash.

7.                                      Eligibility and Making of Grants.

(a)                                  Eligible Employees.  Any salaried executive employee of the Company or any Subsidiary (including officers and directors, except for persons serving as directors only) shall be eligible to receive Awards pursuant to the Plan (each an “Eligible Employee”).

(b)                                 Selection by the Committee.  The Committee may from time to time select Eligible Employees to whom to award Performance Awards and/or Bonus Shares in accordance with the other terms and conditions of this Plan.  In selecting those Eligible Employees to whom to allocate Bonus Shares and/or Performance Awards and in determining the amount of Bonus Shares and/or Performance Awards to allocate, the Committee shall consider the position and responsibilities of the Eligible Employees, the value of their services to the Company and its Subsidiaries and such other factors as the Committee deems pertinent.

(c)                                  Participation in Stock Option Plans.  A person who has received options to purchase stock under any stock option plan of the Company or a Subsidiary may exercise the same in accordance with their terms, and will not by reason thereof be ineligible to receive Awards under this Plan.

(d)                                 Limit on Number of Allocable Shares.  The total number of shares of Common Stock (Nonvoting) that may be allocated pursuant to this Plan shall not exceed the amount available therefor in the share reserve specified in Section 3(a).

8.                                      Form of Grants.

(a)                                  Award Agreement.  If deemed necessary by the Committee, any Award granted under the Plan may be evidenced by an Award agreement between the Company and the Participant incorporating the terms and conditions set forth in the Plan, together with such other terms and conditions not inconsistent with the Plan.

(b)                                 Forfeiture on Termination.  Except as otherwise provided in an individual Award agreement, if a Participant terminates employment with the Company or its Subsidiaries for any reason (other than death or disability as defined in Section 22(e)(3) of the Code), any Bonus Shares allocated to such Participant that were to be issued as of a date following the Participant’s termination date shall be forfeited and any Performance Award that has not been earned shall be forfeited.  If a Participant’s employment with the Company or its Subsidiaries terminates due to death or disability (as defined above), all outstanding Bonus Shares (whenever originally granted) of such Participant shall vest as of the date of death or termination of employment due to disability and in the sole discretion of the Company, any Performance Award that has not been earned shall be paid in whole or in part or it shall terminate without payment.

(c)                                  Notice.  When an Award is made, the Committee shall advise the Participant and the Company thereof by delivery of written notice.

9.                                      Investment Purpose.

The Company may require that, in acquiring any shares of Common Stock (Nonvoting), the Participant agree with, and represent to, the Company, in writing, that the Participant is acquiring such shares of Common Stock (Nonvoting) for the purpose of investment and with no present intent to transfer, sell, or otherwise dispose of such shares except for such distribution by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of any Participant. Such shares shall be transferable thereafter only if the proposed transfer is permitted under the Plan and if, in the opinion of counsel (who shall be satisfactory to the Company), such transfer at such time complies with applicable securities laws.

10.                               Issuance.

After a Participant satisfies the requirements of any Award, shares of Common Stock (Nonvoting) payable in connection with the Award shall be promptly issued to the Participant. Unless otherwise provided in an Award agreement, the Participant shall not be required to make any payment to the Company upon the payment, allocation or issuance of any Award, except that the Company shall withhold all amounts required to be withheld by law in respect of federal, state and local taxes, social security payments and the like in accordance with Section 12(b) of the Plan.

11.                               Administration and Interpretation of the Plan.

(a)                                  The Committee shall have exclusive power, discretion and final authority to administer Awards and provisions under the Plan relating to Awards, including but not limited to Performance Objectives, Performance Goals and Performance Periods.  Any determination by the Committee in carrying out, administering, or construing this Plan relating to Awards shall be final and binding for all purposes and upon all interested persons and their heirs, successors, and personal representatives.

(b)                                 It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act.  Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 11(b), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

(c)                                  All costs and expenses incurred in the operation and administration of this Plan will be borne by the Company.

12.                               Special Provisions.

(a)                                  Deferral of Awards. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred voluntarily by the Participant or mandatorily by the Company.  Subject to the provisions of the Plan and any Award agreement, a Participant may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on shares, with respect to the number of shares of Common Stock (Nonvoting) covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested.

(b)                                 Withholding. Upon the vesting or payment of any Award or portion thereof under the Plan, the Committee shall, in its sole discretion, have the right to require any Participant, and such Participant by accepting the Awards granted under the Plan agrees, to pay to the Company the amount of any taxes which the Company shall be required to withhold with respect thereto.  With the consent of the Committee, in its sole discretion, if the Award is settled in shares of Common Stock (Nonvoting), a Participant may elect to pay to the Company an amount equal to the amount of the taxes which the Company shall be required to withhold by delivering to the Company shares of Common Stock (Nonvoting) having a Fair Market Value equal to the amount of the withholding tax obligation as determined by the Company.

(c)                                  Nontransferability.  No Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution.

(d)                                 Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any amounts payable to a Participant pursuant to an Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Award, or the taking of any other action pursuant to the Plan shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, that, the Committee may authorize the creation of trusts and deposit therein cash or other property or make other arrangements, to meet the Company’s obligations under the Plan.  Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.  The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify in accordance with applicable law.

(e)                                  Exemption Under Section 162(m) of the Code. Performance Awards issued under the Plan are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to Covered Employees in excess of $1 million per year.  The Committee may, without stockholder approval, amend the Plan retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to Performance Awards granted under the Plan.

13.                               Limitations.

(a)                                  No Right to Allocation.  No person will at any time have any right to receive an allocation of Bonus Shares or Performance Awards hereunder and no person will have authority to enter into an agreement for the making of an allocation or to make any representation or warranty with respect thereto.

(b)                                 Rights of Participants.  Participants who receive Bonus Shares or Performance Awards allocations will have no rights in respect thereof other than those set forth in the Plan, and such rights may not be assigned or transferred. Before issuance of shares of Common Stock (Nonvoting), no such shares will be earmarked for a Participant’s accounts nor will such Participants have any rights as stockholders with respect to such shares and, subject to Section 3, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

(c)                                  No Right to Continued Employment.  Neither the Company’s action in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, will be construed as giving any person the right to continue in the employ of the Company or any Subsidiary.

(d)                                 Limitation on Actions.  Every right of action by or on behalf of the Company or by any shareholder against any past, present, or future member of the Board, the Committee, or any officer or employee of the Company arising out of or in connection with this Plan shall, regardless of the place where the action may be brought and regardless of the place of residence of such director, committee member, officer or employee, cease and be barred by the expiration of three years from the later of:

(i)                                     the date of the act or omission in respect of which such right of action arises; or

(ii)                                  the first date upon which there has been made generally available to shareholders an annual report of the Company and a proxy statement for the annual meeting of shareholders following the issuance of such annual report, which annual report and proxy statement alone, or together set forth, for the related period, the amount of the allocations.

In addition, any and all rights of action by any employee (past, present or future) against the Company or any member of the Committee arising out of or in connection with this Plan will, regardless of the place where the action may be brought and regardless of the place of residence of any Committee member, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

14.                               Amendment, Suspension or Termination of Plan.

The Board may amend, suspend or terminate the Plan in whole or in part at any time; provided that such amendment will not affect adversely rights or obligations with respect to allocations previously made; and provided further, that no modification of the Plan by the Board without approval of the stockholders will (i) increase the maximum number of shares of

Common Stock (Nonvoting) in the share reserve pursuant to Section 3 if such approval is required under any applicable law, regulation or listing exchange rule; (ii) change the provisions of Section 5 with respect to the total amount payable with respect to any Performance Awards that may be granted under the Plan; or (iii) render any member of the Committee eligible to receive an allocation at any time while such person is serving on the Committee.

15.                               Governmental Compliance.

Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares of Common Stock (Nonvoting) issuable or deliverable under such Award upon any national quotation system or securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof or in connection therewith, no such shares of Common Stock (Nonvoting) may be issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

16.                               Effective Date.

The original effective date of this Plan was April 27, 1993.  This amended and restated Plan is effective on January 1, 2003 (the “Effective Date”), subject to subsequent approval thereof by the Company’s stockholders at the next meeting of stockholders to occur after the Effective Date, and shall remain in effect until it has been terminated pursuant to Section 14.  If the Plan is not approved by the stockholders at such meeting, any Performance Awards granted under the Plan before the date of such annual meeting shall be void ab initio and of no further force and effect.  Unless the Company determines to submit the Plan and the definition of “Performance Goal” to the Company’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further Performance Awards shall be made under the Plan after the date of such stockholder meeting.

17.                               Governing Law.

The Plan will be governed by the laws of the State of New York without regard to its conflict of law principles.